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                                                                 EXHIBIT (10)(b)

                              Jones & Blouch L.L.P.
                                 Suite 405 West
                       1025 Thomas Jefferson Street, N.W.
                           Washington, D.C. 20007-0805

                                                    April 27, 1998

Manufacturers Investment Trust
116 Huntington Avenue
Boston, MA 02116

Dear Sirs:

      We hereby consent to the reference to this firm under the caption "Legal Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 40 under the Securities Act of 1933 and Amendment No. 41 under the Investment Company Act of 1940 to the Registration Statement for Manufacturers Investment Trust to be filed with the Securities and Exchange Commission, File No. 2-94157.

                                                    Very truly yours,


                                                    /s/ Jones & Blouch L.L.P.

                                                    Jones & Blouch L.L.P.